EXHIBIT 99.1
                                                                 NEWS RELEASE

Contacts:      Optika Inc.          Stapleton Communications
               Shelly Burwell       Jim Fanucchi
               719.260.4202         650.470.0200
               sburwell@optika.com  jim@stapleton.com

                   OPTIKA ACQUIRES SELECT TECHNOLOGIES, INC.

        Strategic Acquisition Strengthens Enterprise Content Management
                      and Compliance Management Offerings

Colorado Springs, Colo.--May 29, 2003--Optika Inc. (Nasdaq:OPTK), an Enterprise Content Management (ECM) provider of imaging, workflow, collaboration and records management software, today announced the acquisition of Select Technologies, Inc. (STI), a developer of records management solutions headquartered in Boise, Idaho. The acquisition strengthens Optika's ability to provide solutions that allow customers to be in compliance with the record retention, control and disposition requirements made by recent regulatory initiatives. Optika's Acorde Records Manager, launched in March 2003, was an OEM version of STI's extempore software technology and was a result of a partnership between the two companies formed in September 2002. STI's current client base includes top-tier firms including Bayer Pharmaceuticals, Weyerhauser Corporation, Georgia-Pacific Corp., and General Electric.

Under the terms of the agreement, Optika will pay approximately $1.425 million for privately held STI, consisting of cash and 500,000 shares of Optika Common Stock. Additionally, the selling shareholders have the ability to earn up to an additional $600,000 over the next three years based on attainment of certain revenue targets from the Acorde Records Manager product. The acquisition closed today and was approved by the boards of directors of both companies.

All STI employees will remain in Boise, Idaho and the company will operate as a wholly owned subsidiary of Optika Inc. STI senior management, including President and CEO Del Zane and Vice President and Chief of Development Officer Shadra Arneson, will remain with Optika in executive roles, with Mr. Zane reporting to Optika CEO Mark Ruport.

"It has become obvious that the products and industry expertise that STI brings to Optika are very beneficial to our customers and reseller partners. We see a growing market demand for solutions that help companies protect their most critical business documents and records and stay in compliance with new laws and regulations such as Sarbanes Oxley, FDA and HIPAA. The addition of the STI products and personnel is a strategic advancement for Optika in the enterprise content management space," said Mark K. Ruport, president, CEO and chairman of Optika. "We have been working very closely with the management and staff of Select Technologies over the past year. During that time, I have developed enormous respect for the founders and employees of STI. Their professionalism and dedication to customers fit very well with Optika's ideals."

"There is no doubt that private and public sector organizations alike need solutions that combine the best of enterprise content management with technologies that allow them to gain control over their records and compliance management requirements," said Del Zane, president and CEO of Select Technologies, Inc. "Through our experience as Optika's business partner it became clear that their ECM product line and in-depth expertise in improving business process efficiencies would enable us to better address the needs of the marketplace. We are extremely excited to be a part of the Optika team."

As a result of the acquisition, STI's extempore software product will be known as Acorde Records Manager. Acorde Records Manager 3.0, which is currently available, enables organizations to establish retention periods for business documents (regardless of medium), organize and electronically retain these documents for legally required amounts of time, and, utilizing robust Microsoft
(R). NET(TM) functionality, empowers users with instant Web-based access to these critical documents on demand. Acorde Records Manager provides a solution for record lifecycle and retention management, providing enhanced support for inactive records as well as active records, in both electronic and hardcopy form.

One of the drivers of the acquisition is that Optika and STI have mutual customers utilizing their solutions, including one of the nation's largest and fastest growing agribusiness corporations, J.R. Simplot Company of Boise, Idaho. According to J. Fred Pauls, certified records manager at Simplot, "There are a number of synergies which will make the relationship between Optika and Select Technologies work very well. Both the extempore software and Acorde products have performed admirably for us. Combining the two companies and creating a single compliance management suite is an excellent idea."

"Increasingly, records management technology is becoming a key feature of ECM suites, as was borne out by the number of acquisitions over the past year," said Karen Shegda, research director at Gartner, Inc. "The benefit of integrating records management with ECM is that it allows information-bearing media (either generated or received by an enterprise) to be managed through its entire life cycle (i.e., from creation to archival and even final destruction)."

"This transaction should not have a material impact on the second quarter revenue and EPS guidance we provided on April 17. We will use an additional $850,000 of cash during the second quarter for the acquisition and expect our quarterly operating expenses to increase by $250,000 going forward," said Steven
M. Johnson, executive vice president and chief financial officer of Optika. "We believe the increased operating expenses will be offset during the third and fourth quarters by the acquisition of the STI revenue streams and the lower cost of goods sold resulting from the elimination of royalties that we otherwise would have paid to STI. Our overall guidance for fiscal 2003 remains unchanged, with the exception of the $850,000 of cash utilized to affect the transaction. The acquisition clearly assists us in improving our revenue trajectory for future years, while lowering our cost of goods sold and allowing us to control the destiny of Acorde Records Manager."

CONFERENCE CALL DETAILS
The management teams of Optika Inc. and Select Technologies, Inc. will hold a conference call to discuss the acquisition tomorrow, May 30, at Noon ET/9:00 a.m. PT. All interested parties should dial (210) 234-8644, using pass-code "Optika." A live and archived webcast of the conference call can also be accessed in the investor relations section of the company's website at www.optika.com. A replay of the conference call will be available for two weeks by calling (402) 998-1132.

ABOUT OPTIKA
Headquartered in Colorado Springs, Colo., Optika Inc. (Nasdaq:OPTK) is a leading provider of imaging, workflow, collaboration and records management software. Optika's Acorde(TM) family of Enterprise Content Management (ECM) solutions allows companies to streamline their business processes, eliminate paper and increase operational efficiencies. The company's more than 2000 customers worldwide include The Home Depot, Turner Broadcasting Systems, Siemens Communications, Verizon Information Services and Clear Channel Communications. Optika was named one of the Top 500 Technology Companies in 2002 by Software Magazine. For more information about Optika and the Acorde product family, contact the company at 719.548.9800 or visit www.optika.com.

ABOUT SELECT TECHNOLOGIES, INC.
Select Technologies, Inc. ("STI") was founded in 1993 for the purpose of developing and providing comprehensive records and information management software and solutions to satisfy a broad customer base.Today, STI has over 60 Fortune 1000 clients worldwide, including General Electric, Bayer Pharmaceuticals, Weyerhaeuser Corporation and Southern Company. STI continues to build strong and lasting customer relationships built on its unique level of industry experience, substantial base of technological expertise and its willingness to partner and grow with its clients. STI is a long-standing member of ARMA (Association of Records Managers and Administrators) and AIIM International (the Enterprise Content Management Association). For more information about Select Technologies, contact the company at 208.375.7100 or visit www.selectec.com.

Except for historical information contained herein, the matters discussed in this news release may contain "forward-looking statements" that involve risks and uncertainties. Factors that could cause actual results to differ materially include, but are not limited to, difficulties in and costs associated with the assimilation of the operations, technologies, personnel and products of Select Technologies Inc., adoption of the Acorde product family by Optika's customers, general economic conditions in the software industry, Optika's relationships with its partners, availability of competing products, and other risks detailed from time to time in the company's periodic filings with the Securities and Exchange Commission, including Optika's annual report on Form 10-K for the year ended December 31, 2002 and its quarterly reports on Form 10-Q. Optika undertakes no obligation to update or revise any forward-looking statements.

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